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                                                                    Exhibit 99.2

From: KEKST AND COMPANY                                  July 25, 2002
      Lissa Perlman
      David Lilly
      437 Madison Avenue
      New York, NY  10022-7001
      (212) 521-4800

For:  MORTON'S RESTAURANT GROUP, INC.             FOR IMMEDIATE RELEASE
      3333 New Hyde Park Road                     ---------------------
      New Hyde Park, NY  11042
      (516) 627-1515
      www.mortons.com

Contact: Thomas J. Baldwin, Executive Vice President, Chief Financial Officer,
         ----------------------------------------------------------------------
         Morton's Restaurant Group, Inc.
         -------------------------------


            MORTON'S REPORTS COMPLETION OF MERGER WITH CASTLE HARLAN
            --------------------------------------------------------

NEW HYDE PARK, NY.... Morton's Restaurant Group (NYSE: MRG) today reported that it had completed its previously announced merger with affiliates of Castle
Harlan.

Allen J. Bernstein, President and Chief Executive Officer of Morton's said, "We are pleased to have completed this transaction for the Company and its stockholders and employees. We look forward to continuing to provide Morton's guests with the finest in quality food and service."

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